Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement of AtriCure, Inc, on Form S-1 of our report dated April 12, 2005 related to the financial statements of Enable Medical Corporation as of and for the years ended December 31, 2004 and 2003, appearing in the prospectus, which is part of this Registration Statement and to the reference to us under the heading “Experts” in such prospectus

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

April 19, 2005